UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Elevate Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Elevate Credit, Inc.
4150 International Plaza, Suite 300Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)

(817) 928-1500 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	ELVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

On November 16, 2022, Elevate Credit, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PCAM Acquisition Corp., a Delaware corporation (“Parent”), and PCAM Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby were approved by the unanimous vote of members of the Company’s Board of Directors (the “Board”) who voted on the matter. Capitalized terms used herein without definition have the meaning given to them in the Merger Agreement.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of our common stock that is outstanding immediately prior to the Effective Time (other than shares of common stock (1) (A) owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (B) to be contributed to Parent pursuant to the Rollover Agreement described below, or (C) owned by the Company or any wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, or (2) owned by stockholders who have neither voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and who properly exercised their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be canceled and extinguished and automatically converted into the right to receive cash in the amount equal to $1.87, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, except as described below with respect to Rolled Company RSU Awards, each outstanding restricted stock unit (“RSU”) and each outstanding option to purchase shares of our common stock granted by the Company shall be cancelled and converted into the right to receive cash in an amount (the “Award Consideration”) equal to the product of (1) the Merger Consideration (in the case of any option, less the exercise price per share applicable to such option) multiplied by (2) the number of shares of common stock subject to such RSU or option. Each such option so canceled with an exercise price per share greater than the Merger Consideration shall be canceled for no consideration.

In connection with the Merger, certain members of management will roll over a specified number of their outstanding shares of our common stock (the “Rollover Shares” and the holder thereof, the “Rollover Stockholder”) and/or RSUs (“Rolled Company RSU Awards”) into equity of Parent. In particular, (1) the Rollover Shares will not be converted into the right to receive the Merger Consideration, but instead will be contributed to Parent immediately prior to the Effective Time in exchange for Parent equity, pursuant to a rollover and contribution agreement, the form of which is attached hereto as Exhibit 10.1 by and between the Rollover Stockholder and Parent (the “Rollover Agreement”), and (2) the Rolled Company RSU Awards will not be converted into the right to receive the Award Consideration, but instead will be replaced with awards granted by Parent under its long term incentive plan, pursuant to restrictive stock unit rollover agreements to be entered into between holders of the Rolled Company RSU Awards and Parent. If management were to roll over all shares and RSUs they are entitled to roll over, the Rollover Shares and Rolled Company RSUs would constitute approximately 7% of the outstanding shares of the Company’s common stock on a diluted basis. Jason Harvison, the Company’s President and Chief Executive Officer, has agreed to roll over a portion of the shares of common stock he beneficially owns, as well as a portion of his outstanding RSU awards.

Pursuant to the Merger Agreement, the Company shall cause the purchase period then underway under the Company Employee Stock Purchase Plan (the “Company ESPP”) to be terminated no later than five business days prior to the Effective Time (to the extent such purchase period would otherwise be outstanding at the Effective Time). The funds credited as of the date of such termination under the Company ESPP for each participant under the Company ESPP shall be used to purchase shares of common stock in accordance with the terms of the Company ESPP, and each share of common stock purchased thereunder and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive the Merger Consideration.

The Company and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company, subject to certain exceptions, to conduct its business in the ordinary course during the period between execution of the Merger Agreement and closing of the Merger and the Company’s covenant, subject to certain exceptions, not to solicit alternative transactions, participate in discussions relating to an alternative transaction, furnish non-public information to third parties relating to an alternative transaction, publicly approve, endorse or recommend any proposal that could reasonably lead to an alternative transaction or enter into any contract with respect to an alternative transaction.

The Merger Agreement requires the Company to (1) convene a special meeting of stockholders for purposes of obtaining the adoption of the Merger Agreement by the outstanding shares of the Company’s common stock, and (2) prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to such meeting as promptly as reasonably practical after the date of the Merger Agreement, which proxy statement will contain, subject to certain exceptions, the Board’s recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

The Merger is subject to customary closing conditions including, among other things, (1) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company’s common stock entitled to vote on the adoption of the Merger Agreement (the “Requisite Stockholder Vote”), (2) certain regulatory and third party consents, (3) the absence of any law, temporary restraining order, preliminary or permanent injunction, or the like prohibiting the Merger, (4) the accuracy of the representations and warranties made by the parties, (5) the performance by the parties in all material respects of their covenants, and (6) the absence of a continuing material adverse effect on the Company.

Parent provided to the Company a copy of an equity financing commitment executed in favor of Parent by Park Cities Specialty Finance Fund II LP, the proceeds of which will provide for funds to consummate the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement may be terminated under certain circumstances, including: (1) by mutual written consent of the parties; (2) by either party (A) if the Merger has not been completed by May 16, 2023 (the “Termination Date”), (B) upon a failure of the Company to obtain the Requisite Stockholder Vote, or (C) if any law or permanent injunction issued by a court in the U.S. prevents the consummation of the Merger, or any final and non-appealable statute, rule, regulation or order in the U.S. prohibits, makes illegal or enjoins the consummation of the Merger; (3) by the Company if (A) prior to the Company obtaining the Requisite Stockholder Vote, the Board authorizes the Company to enter into an alternative acquisition agreement with respect to a superior third party proposal, (B) Parent or Merger Sub breaches its representations, warranties, covenants or agreements under the Merger Agreement, and the breach results in the Parent being unable to satisfy certain closing conditions and cure the breach by the earlier of (i) thirty days after written notice, and (ii) the Termination Date, or (C) if Parent’s closing conditions have been satisfied, and Parent and Merger Sub fail to consummate the Merger within three business days of receiving a written notice from the Company stating that it is ready, willing and able to consummate the Merger, or (4) by Parent if (A) prior to the Company obtaining the Requisite Stockholder Vote, (i) the Board changes its recommendation to stockholders to vote in favor of the adoption of the Merger Agreement or takes certain other actions, or (ii) the Company enters into an alternative acquisition agreement with a third party, or (B) the Company breaches its representations, warranties, covenants or agreements under the Merger Agreement, and the breach results in the Company being unable to satisfy certain closing conditions and cure the breach by the earlier of by the earlier of (i) thirty days after written notice, and (ii) the Termination Date.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2,500,000 (the “Company Termination Fee”). Specifically, the Company Termination Fee will be payable by the Company to Parent if the Merger Agreement is terminated (1) by the Company as described in clause (3)(A) of the immediately preceding paragraph, (2) by Parent as described in clause (4)(A) of the immediately preceding paragraph, or (3) following the date of the Merger Agreement and prior to the Company’s special meeting of stockholders, (A) a proposal for an acquisition transaction pursuant to which a third-party would acquire at least 50% of the Company’s voting power or assets has been publicly made (or in some circumstances communicated to the Board) and not withdrawn, (B) the Merger Agreement is terminated by Parent or the Company as described in clause (2)(B) or (as a result of a material breach of a covenant) clause (4)(B) of the immediately preceding paragraph, and (C) at any time on or prior to the twelve month anniversary of the termination of the Merger Agreement the Company completes or enters into a definitive agreement to complete such third party transaction (which is subsequently completed).

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay the Company a termination fee of $5,000,000 (the “Parent Termination Fee”). Specifically, if the Merger Agreement is terminated by the Company as described in either clause (3)(B) or clause (3)(C) of the second preceding, then the Parent Termination Fee will be payable by Parent to the Company.

In the event the Merger Agreement is terminated and subject to certain exceptions, (1) the Company’s total liability or damages shall not exceed $3,500,000 and (2) Parent and Merger Sub’s total liability or damages shall not exceed $6,000,000.

As a condition of the Merger Agreement and concurrently with the execution of the Merger Agreement, Park Cities Specialty Finance Fund II LP entered into a limited guaranty in favor of the Company with respect to the Parent Termination Fee and certain other obligations of the Buyer Parties under the Merger Agreement.

In the Merger Agreement, the Company and Parent agreed to use their respective reasonable best efforts to cause their applicable affiliates to amend the Company’s subordinate debt agreements to increase the Company’s borrowing capacity by $10,000,000, subject to receipt of applicable lender consents.

In addition, the Rollover Stockholder entered into a voting agreement pursuant to which such Rollover Stockholder agrees, among other things, to vote in favor of the adoption of the Merger Agreement.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement, the Rollover Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Form of Rollover Agreement and the Voting Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 8.01.	Other Events

On November 16, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Mergers; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers or other commercial partners; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving the Company and the Buyer Parties. In connection with the transaction, the Company will file a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, when available, the proxy statement and the documents incorporated therein by reference will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and the documents incorporated therein by reference also may be obtained for free at the Company’s web site, www.elevate.com, or by contacting Company’s Investor Relations department at (817) 928-1500.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 16, 2022, by and among Elevate Credit, Inc., PCAM Acquisition Corp., and PCAM Merger Sub Corp.

10.1*	Form of Rollover and Contribution Agreement, by and between PCAM Acquisition Corp. and the stockholder of the Company named on the signature page thereto

10.2*	Voting Agreement, dated as of November 16, 2022, by and between PCAM Acquisition Corp. and the stockholder of the Company named on the signature page thereto

99.1	Joint Press Release, dated as of November 16, 2022, issued by Elevate Credit, Inc. and Park Cities Asset Management LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to these exhibits have been omitted and Elevate Credit, Inc. agrees to furnish supplementally a copy of any such omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Dated: November 16, 2022

	By:	/s/ Steven A. Trussell
Steven A. Trussell
Chief Financial Officer